[Form of Face of Medium-Term Note]

     Unless this certificate is presented by an authorized representative of The Depository Trust company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


                                                            CUSIP 459200 [ ]


                 INTERNATIONAL BUSINESS MACHINES CORPORATION
                              MEDIUM-TERM NOTE
                  (Due one year or more from date of issue)
                           (Fixed Rate Redeemable)


Registered No. R-                  Early Repayment at Holder's Option
                                   (check if yes):
Designation: Fixed Rate            Repayment Date(s):
Medium-Term Notes Due              Repayment Price(s):       % of
                                   principal amount

Principal Amount:

Specified Currency (if other than  Definition of Business Day (if other
U.S. Dollars):                     than as defined below):

Issue Price (as a percentage of    Interest Payment Dates:
Principal Amount):         %

Interest Rate:                     Original Issue Date:

Exchange Rate Agent (if any):      Maturity Date:

Amortizing Note (check if yes):    Regular Record Date: Fifteenth calender day
(if yes, see attachment)             calendar day (whether or not a Business
                                     Day) prior to the corresponding Interest
                                     Payment Date

Currency Indexed Note              Authorized Denominations (if other than
(check if yes):                      denominations of U.S. $1,000 and
(if yes, see attachment)             integral multiples thereof):

Other Indexed Note                 Other Terms:
(check if yes):
(if yes, see attachment)


     INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns the principal sum of



, subject to adjustment as set forth below, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, on the Maturity Date specified above and to pay interest on the Interest Payment Dates specified above on said principal sum at said office or agency, in like coin or currency, at the Interest Rate specified above from the Interest Payment Date next preceding the date of authentication of this Note to which interest has been paid on the Notes, unless the date of authentication of this Note is a date to which interest has been paid, in which case from the date of authentication of this Note, or unless no interest has been paid on the Notes, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date of authentication of this Note is after a Regular Record Date specified above and before the next following Interest Payment Date, this Note shall bear interest from such Interest Payment Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid on the Notes, or unless no interest has been paid on the Notes, in which case this Note shall bear interest from the Original Issue Date. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, unless the Original Issue Date is after a Regular Record Date and before the next following Interest Payment Date, in which case interest will be paid on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name the Note is registered at the close of business on such next succeeding Regular Record Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of Notes not less than 10 days preceding such special record date. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto. Notwithstanding the foregoing, interest payable at maturity shall be payable to the person to whom the principal is payable. If any payment of principal or interest is due on a day that is not a Business Day (as hereinafter defined), that payment may be made on the next day that is a Business Day. No additional interest will accrue as a result of the delay in payment. Unless otherwise provided above, a "Business Day" is any day that is not a Saturday or Sunday or a day on which commercial banks in The City of New York are required or authorized to be closed.

     The principal of (and premium, if any) and interest on this Note are payable by the Company in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts (the "Specified Currency"). If the Specified Currency is other than U.S. dollars, the Company will arrange to have all such payments converted into U.S. dollars in the manner described on the reverse hereof. Notwithstanding the foregoing, the Holder hereof (as defined in the Indenture referred to below) may, if so specified on the face hereof and subject to the conditions set forth on the reverse hereof, elect to receive all payments in respect hereof in the Specified Currency shown on the face hereof in the manner described on the reverse hereof. Such election will remain in effect unless and until changed by written notice to the Paying Agent received on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be.

     This Note is redeemable by the Company on any Interest Payment Date
occurring on or after                   , in whole [but not] [or] in part,
on at least 30 days prior notice at a redemption price of
                                    .

     Interest on the Notes will be calculated based on a year of 360 days consisting of 12 months of 30 days each.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

TRUSTEE'S CERTIFICATE OF            INTERNATIONAL BUSINESS
AUTHENTICATION                      MACHINES CORPORATION


    This is one of the              By
Securities of the Series
designated herein issued
under the within-
mentioned Indenture.                ----------------------------------

THE CHASE MANHATTAN BANK
(National Association),
as Trustee                          By


By:
    Authorized Officer              ----------------------------------

     The U.S. dollar equivalent of Notes having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency. Such determination will be made by the Company or the Exchange Rate Agent, as its agent.

     This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an Indenture dated as of October 1, 1993, as amended by the First Supplemental Indenture thereto dated as of December 15, 1995 (hereinafter called the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank (National Association), a national banking association existing under the laws of the United States of America, as trustee (hereinafter called the "Trustee"), to which Indenture reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to redemption provisions, covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated above (herein called the "Notes") issued under the Indenture.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

     All percentages resulting from any calculation will be rounded, if necessary, to the nearest one-hundred thousandth of a percent, with five one- millionths of a percent rounded upwards (e.g, 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

                                   shall be the initial Calculation Agent.

     In case an Event of Default with respect to the Notes as defined in the Indenture shall have occurred and be continuing, the principal hereof together with accrued interest thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date); (iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or
(vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent or waiver by the holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     If so specified on the face hereof, this Note may be repaid at the option of the Holder hereof on the Repayment Date or Dates prior to Maturity and at the Repayment Price or Prices specified on the face hereof. In order for this Note to be repaid, the Trustee must receive at least 30 days but not more than 45 days prior to the Repayment Date (a) appropriate wire instructions and (b) either (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) setting forth the name of the holder of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received by the Trustee by such fifth Business Day. Exercise of the repayment option shall be irrevocable. The repayment option may be exercised for less than the entire principal amount hereof provided that the principal amount hereof remaining is an authorized denomination. No transfer or exchange of this Note (or the portion hereof to be repaid, in the case of a partial exercise of a repayment option) will be permitted after a repayment option is exercised with respect to this Note.

     If the Specified Currency for this Note is other than U.S. dollars, the amount of any U.S. dollar payment in respect of this Note will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency. All currency exchange costs will be borne by the registered holders of such Notes by deductions from such payments. If no such bid quotations are available, such payments will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control.

     Except as set forth below, if payment in respect of this Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated on the face hereof. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

     If payment in respect of this Note is required to be made in ECU and ECU are no longer used in the European Monetary System, then all payments in respect of this Note shall be made in U.S. dollars until ECU are again so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

     The equivalent of ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined by the Trustee on the following basis. The component currencies of ECU for this purpose (the "Components") shall be the currency amounts that were components of ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee or such Exchange Rate Agent, as the case may be, on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated on the face of this Note.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the Trustee for the Notes or the Exchange Rate Agent, as the case may be, shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Indenture permits the Company to Discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

     Except as otherwise provided on the face hereof the Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, a new Note or Notes of authorized denomi- nations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the registered holder hereof as the owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

     No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

    Terms used but not defined in this Note shall have the same meanings assigned in the Indenture. This Note shall be governed by and construed in accordance with the laws of the State of New York.

                ---------------------------------------------
                                ABBREVIATIONS

    The following abbreviation, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    --   as tenants in common         UNIF GIFT MIN ACT -
TEN ENT    --   as tenants by the            __________Custodian__________
                entireties                   (Cust)              (Minor)
JT TEN     --   as joint tenants             Under Uniform Gifts to Minors
                with right of                Act________________________
                survivorship and not                   (State)
                as tenants in common


   Additional abbreviations may also be used though not in the above list.
                ---------------------------------------------

 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE


---------------------------------------------------------------------------

----------------------------------------------------------------------------
   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
                                  ASSIGNEE

----------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing



-------------------------------------------------------------------- attorney to transfer said Note on the books of the Company with full power of substitution in the premise.


Dated:_________________________
                                     NOTICE:  The signature to this
                                     assignment must correspond with the
                                     name as written upon the face of the
                                     within instrument in every particular,
                                     without alteration or enlargement or
                                     any change whatever.


                ---------------------------------------------

                    [Form of Reverse of Medium-Term Note]
                         [OPTION TO ELECT REPAYMENT]

                    [in the case of Certified Notes only]

     The undersigned hereby irrevocably requests and instructs the Company to repay the within or attached Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with accrued interest, if any, to the undersigned, at




 (Print or Typewrite Name, Address and Telephone Number of the Undersigned)

     For the within or attached Note to be repaid on any Repayment Date, the Trustee must receive at its office or agency in the Borough of Manhattan, the City and State of New York, or at such additional place or places of which the Company shall from time to time notify the Holder of such Note, at lease 30 days but not more than 45 days prior to such Repayment Date, (i) such Note with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad- 15 under the Securities Exchange Act of 1934) setting forth the name of the holder of such Note, the principal amount of such Note, the amount of the Note to be repaid, the certificate number or a description of the tenor and terms of such Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of such Note duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Note and form duly completed are received by the Trustee by such Fifth Business Day.

     If less than the entire principal amount of the within attached Note is to be repaid; specify the portion thereof (which shall be an Authorized Denomination (as defined on the face hereof) which the Holder elects to have repaid: $_____________________________________; and specify the denomination or denominations (which shall be an Authorized Denomination of the Note or Notes to be issued to the Holder for the portion of the within attached Note not being repaid (in the absence of any such specification, one such Note will be issued for the protion not being repaid):
$--------------------------------.



                                 NOTICE: The signature to this Option to
                                 Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.